Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 being filed by B2Gold Corp. with the United States Securities and Exchange Commission of:

  our report dated March 26, 2013 relating to the B2Gold Corp. consolidated financial statements as at December 31, 2012 and 2011 and for the years then ended; and

  our report dated March 28, 2012, relating to the B2Gold Corp. consolidated financial statements as at December 31, 2011 and 2010 and for the years then ended.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia
November 26, 2013